Exhibit 99.1
QXO Announces Third Quarter 2026 Preliminary Financial Information
GREENWICH, Conn. — November 9, 2026 — QXO, Inc. (“QXO” or the “Company”) (NYSE: QXO) today announced the following preliminary financial information for the third quarter of 2026. The Company expects to report its full third quarter 2026 results on November 12, 2026.
THIRD QUARTER 2026 SUMMARY PRELIMINARY RESULTS
•Net sales of approximately $4.90 billion, up 79% from $2.73 billion in the third quarter of 2025
•GAAP net loss of approximately $123 million, compared to a GAAP net loss of $139 million in the third quarter of 2025
•Adjusted EBITDA, a non-GAAP financial measure, of approximately $557 million, up 85% from $301 million in the third quarter of 2025
Third quarter 2026 results include the results of Kodiak Building Partners, Inc. from April 1, 2026 and TopBuild Corp. from July 1, 2026, the respective dates of acquisition, neither of which is included in third quarter 2025 results.
The Company’s preliminary unaudited financial results in this press release for the third quarter ended September 30, 2026 are preliminary, unaudited and subject to completion, and may change as a result of management’s continued review. Such preliminary results are subject to the finalization of quarter-end financial and accounting procedures. The preliminary financial results represent management estimates that constitute forward-looking statements subject to risks and uncertainties. As a result, the preliminary financial results may differ from the actual results when they are completed and publicly disclosed. These preliminary results should not be viewed as a substitute for the Company’s full third quarter financial statements and do not present all information necessary for a complete understanding of financial performance.
About QXO
QXO is a leading distributor and installer of building products serving an $800 billion market. The Company’s mission is to modernize the building products industry through advanced technology and a best-in-class customer experience. QXO is North America’s largest distributor and installer of insulation, the second-largest distributor of roofing products, the second-largest publicly traded distributor of lumber and building materials, and the largest distributor of waterproofing products. The Company is targeting $50 billion in annual revenue within the decade through accretive acquisitions and organic growth. For more information, visit QXO.com.
Non-GAAP Financial Measures
As required by the Securities and Exchange Commission (“SEC”) rules, the financial table attached to this press release reconciles Adjusted EBITDA and Adjusted EBITDA Margin, non-GAAP financial measures, to their most directly comparable measures under GAAP.
We calculate Adjusted EBITDA as net income (loss) excluding depreciation; amortization; stock-based compensation; interest (income) expense, net; loss on debt extinguishment; provision for (benefit from) income taxes; restructuring costs; transaction costs; transformation costs; and inventory fair value adjustments that we do not consider representative of our underlying operations.

The following expenses are excluded from Adjusted EBITDA:
•Restructuring costs. Represent severance and employee-related costs and abandoned lease costs associated with a restructuring plan that is expected to yield annualized savings but excludes stock-based compensation expense recognized as a result of a restructuring plan.
•Transaction costs. Represent certain direct and incremental costs related to M&A activities. Transaction costs are impacted by the timing and size of the acquisitions.
•Transformation costs. Represent certain direct costs for strategic investments to modernize our business and operations and to integrate acquired businesses into QXO, such as: rebranding costs, retention costs for key employees of acquired businesses, IT infrastructure transformation costs, costs incurred to invest in new technologies such as artificial intelligence, and costs associated with non-recurring transformational initiatives to improve or optimize business operations. These costs are directed at optimizing the Company’s processes to modernize the Company’s operations.
We have provided a reconciliation below of Adjusted EBITDA to net income (loss), the most directly comparable financial measure as measured in accordance with GAAP, as well as a calculation of net margin and Adjusted EBITDA Margin.
Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating QXO’s ongoing performance. We believe these non-GAAP financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, QXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying business. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies.
Forward-looking statements
This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact, including statements relating to the preliminary results, are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC, and the following:
•an inability to obtain the products we distribute resulting in lost revenues and reduced margins and damaging relationships with customers;
•changes in supplier pricing, demand or vendor rebates adversely affecting our income and gross margins;
•our inability to identify potential acquisition targets, successfully complete acquisitions on acceptable terms, or successfully integrate acquired businesses into our operations;

•the possibility that our cost and revenue initiatives to enhance efficiencies and drive organic growth may not be effective;
•risks related to maintaining our safety record;
•liability exposure due to the nature and breadth of our installation services operations, including from construction defect and warranty claims;
•risks related to the identification of new products, product quality or performance issues from third-party manufacturers and suppliers;
•the possibility that building products distribution industry demand may soften or shift substantially due to cyclicality or dependence on general economic and political conditions, including inflation or deflation, interest rates, governmental subsidies or incentives, consumer confidence, labor and supply shortages, weather and commodity prices;
•risks related to fragmentation in our industry and the possibility that regional or global barriers to trade or a global trade war could increase the cost of products in the building products distribution industry;
•seasonality, weather-related conditions and natural disasters;
•risks related to the effective development and proper functioning of our information technology systems, including from cybersecurity threats, artificial intelligence use, and digital transformation initiatives;
•risks relating to our ability to attract and retain key talent, work stoppages, union negotiations, labor disputes or other labor force matters;
•our dependence on Brad Jacobs as chairman and chief executive officer and the impact of the loss of Jacobs in these roles;
•the risk that Jacobs’ past performance may not be representative of future results;
•the risk that the anticipated benefits of our acquisition of Beacon Roofing Supply, Inc. (the “Beacon Acquisition”), Kodiak Building Partners, Inc. (the “Kodiak Acquisition”), TopBuild Corp. (the “TopBuild Acquisition”) or any future acquisition may not be fully realized or may take longer to realize than expected;
•the effect of the Beacon Acquisition, Kodiak Acquisition, and TopBuild Acquisition or any future acquisition on our business relationships with employees, customers or suppliers, operating results and business generally;
•risks that our rebranding initiatives following the TopBuild Acquisition may not achieve their intended benefits;
•the possibility of an impairment of goodwill or other intangible assets, which represent a substantial portion of our total assets as a result of our acquisitions;
•risks related to our obligations under the indebtedness we incurred in connection with the Beacon Acquisition and TopBuild Acquisition;
•the possible economic impact of the Company’s outstanding warrants and preferred stock on the Company and the holders of its common stock or the impact of dividend payments or liquidation preferences from preferred stock that remains outstanding;
•challenges raising additional equity or debt capital and the effects that raising such capital may have on the Company and its business;
•the possibility that new investors in any future financing transactions could gain rights, preferences and privileges senior to those of the Company’s existing stockholders;
•the development of alternatives to distributors in the supply chain and competitive pricing pressure from customers;
•changes in building codes and consumer preferences that could affect our ability to market our service offerings;
•risks associated with periodic litigation, regulatory proceedings and enforcement actions;
•the impact of legislative, regulatory, economic, competitive and technological changes;

•risks related to insurance and bonding, including the use of a wholly-owned insurance captive to manage risks;
•unknown liabilities and uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and
•other factors, including those set forth in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.
All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements except to the extent required by law.

Media Contact
Joe Checkler
joe.checkler@qxo.com
203-609-9650

Investor Contact
Mark Manduca
mark.manduca@qxo.com
203-321-3889

QXO, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(in millions, except percentages)
(Unaudited)

Adjusted EBITDA and Adjusted EBITDA Margin

A reconciliation of net loss and net margin to Adjusted EBITDA and Adjusted EBITDA Margin is as follows (amounts for the three months ended September 30, 2026 are preliminary):

	Three Months Ended September 30,
	2026	2025
Net loss	$(123)	$(139)
Depreciation	83	40
Amortization	288	118
Stock-based compensation	79	31
Interest expense, net	163	37
(Benefit from) provision for income taxes	(27)	128
Restructuring costs	9	8
Transaction costs	40	4
Transformation costs	28	23
Inventory fair value adjustments(1)	17	51
Adjusted EBITDA(2)	$557	$301

Net sales	$4,895	$2,728
Net margin(3)	(2.5)%	(5.1)%
Adjusted EBITDA Margin(2)(3)	11.4%	11.1%

(1) Represents the inventory fair value adjustments related to recording the inventory of acquired businesses at fair value on the date of acquisition.
(2) See the “Non-GAAP Financial Measures” section of the press release.
(3) Net margin is calculated as net loss divided by net sales. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net sales. Percentages may not recalculate due to rounding.